EXHIBIT 10.3

SECURED PROMISSORY NOTE

Amount: Up to $50,000.00	Date: January 17, 2014

FOR VALUE RECEIVED, the undersigned, Property Management Corporation of America (the “Promissor”), promises to pay Washington Capital Advisors LLC (the “Holder”), at the address listed in Section 14 hereof or other address as the Holder shall specify in writing, the principal sum of Fifty Thousand dollars ($50,000.00), or such portion thereof outstanding by January 17, 2015 (“Due Date”), together with interest of one and one half percent (1.5%) pursuant to the following terms of this Promissory Note (the “Note”). This Note is made with recourse.

1.             Interest. During the term of the Note, the Promissor hereby promises to pay to the order of the Holder no later than January 17, 2015 (the “Maturity Date”) in lawful money of the United States of America and in immediately available funds the principal sum of the Note then outstanding, together with interest accrued on the Note at the rate of one and one half percent (1.5%). Interest will be calculated from the day of receipt of the funds under the Note until the Note is fully paid or January 17, 2015, whichever is sooner.

2.             Right of Prepayment. The Promissor at its option shall have the right to prepay (in whole) the Note and accrued interest at any time prior to the Maturity Date, with no prepayment penalty.

3.             Waiver . Promissor waives presentment for payment, protest, and notice of protest and nonpayment of this Note.

4.             Costs, Indemnities and Expenses. In the event of default as described herein, the Promissor agrees to pay all reasonable fees and costs incurred by the Holder in collecting or securing or attempting to collect or secure this Note, including reasonable attorneys’ fees and expenses, whether or not involving litigation, collecting upon any judgments and/or appellate or bankruptcy proceedings. The Promissor agrees to pay any documentary stamp taxes, intangible taxes or other taxes which may now or hereafter apply to this Note or any payment made in respect of this Note, and the Promissor agrees to indemnify and hold the Holder harmless from and against any liability, costs, attorneys’ fees, penalties, interest or expenses relating to any such taxes, as and when the same may be incurred.

5.             Security. In connection with the issuance of this Note, the Promissor hereby grants a security interest to the Holder in all the assets of the Promissor, up to the amount of the Holders Note, including interest due thereon (the “Pledged Property”).

6.             Event of Default. An “Event of Default” shall be deemed to have occurred upon the occurrence of any of the following:

(i)         The Promissor should fail for any reason or for no reason to make any payment of the principal of, interest on or other charges in respect of this Note, within ten (10) days of the date the same shall become due and payable (whether the Maturity Date or by acceleration or otherwise); and

(ii)         The Promissor shall fail to observe or perform any other covenant, agreement, or warranty contained herein or otherwise commit any breach or default of any provision of this Note.

7.             Remedies.         Upon an Event of Default (as defined above), the entire principal balance and transaction fee under this Note shall be immediately due and payable without any action on the part of the Holder, and the Holder shall be entitled to seek and institute any and all remedies available to it.

8.            Cancellation of Note. Upon the repayment by the Promissor of all of its obligations hereunder to the Holder, including, without limitation, the principal amount of this Note, plus accrued but unpaid interest, the indebtedness evidenced hereby shall be deemed canceled and paid in full. Except as otherwise required by law or by the provisions of this Note, payments received by the Holder hereunder shall be applied first against expenses and indemnities, next against interest accrued on this Note, and next in reduction of the outstanding principal balance of this Note.

9.             Covenant. So long as the obligations hereunder remain outstanding, the Promissor agrees not to grant any future security interest in the Pledged Property. The Promissor agrees not to sell, pledge or otherwise transfer the Pledged Property.

10.           Severability; Amendment and Waiver. If any provision of this Note is, for any reason, invalid or unenforceable, the remaining provisions of this Note will nevertheless be valid and enforceable and will remain in full force and effect. Any provision of this Note that is held invalid or unenforceable by a court of competent jurisdiction will be deemed modified to the extent necessary to make it valid and enforceable and as so modified will remain in full force and effect. This Note may be amended, or any provision of this Note may be waived, provided that any such amendment or waiver will be binding on a party hereto only if such amendment or waiver is set forth in a writing executed by the parties hereto. The waiver by any such party hereto of a breach of any provision of this Note shall not operate or be construed as a waiver of any other breach.

11.           Successors. Except as otherwise provided herein, this Note shall bind and inure to the benefit of and be enforceable by the parties hereto and their permitted successors and assigns.

12.           Assignment. This Note shall not be directly or indirectly assignable or delegable by the Promissor. The Holder may assign this Note without the prior written consent of Promissor.

13.           No Strict Construction. The language used in this Note will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.

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14.           Further Assurances. Each party hereto will execute all documents and take such other actions as the other party may reasonably request in order to consummate the transactions provided for herein and to accomplish the purposes of this Note.

15.           Notices, Consents, etc.  Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to Promissor:	Property Management Company of America
4174 Old Stock Yard Road, Suite F
Marshall, VA 20115
Telephone: (540) 364-8181

If to the Holder:	Washington Capital Advisors LLC
4174 Old Stockyard Road, Suite F
Marshall, VA 20115
Telephone: (540) 364-8128

or at such other address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) trading days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, or receipt from a nationally recognized overnight delivery service in accordance with clause (i) or (ii) above, respectively.

16.           Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Virginia, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Virginia or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Virginia.

17.           Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties to this Note and their respective permitted successor and assigns, any rights or remedies under or by reason of this Note.

18.           Entire Agreement.  This Note (including any recitals hereto) set forth the entire understanding of the parties with respect to the subject matter hereof, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof, and may be modified only by instruments signed by all of the parties hereto.

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IN WITNESS WHEREOF, this Note is executed by the undersigned as of the date hereof.

By:	/s/ Michael T. Brigante
Name: Michael T. Brigante, CFO
Date: January 17, 2014

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